Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Andeavor is publicly held and has no parent. Certain omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at November 13, 2017.

Name of Subsidiary	Incorporated or Organized under Laws of
Andeavor Logistics LP	Delaware
Ascarate Group LLC	Delaware
Ciniza Production Company	New Mexico
Dial Oil Co., LLC	New Mexico
Empire Oil Co.	California
Giant Four Corners, LLC	Delaware
Giant Industries, Inc.	Delaware
Giant Stop-N-Go of New Mexico, LLC	New Mexico
Minnesota Pipe Line Company, LLC	Delaware
MPL Investments, Inc.	Delaware
Navajo Convenient Stores Co., LLC	New Mexico
Northern Tier Bakery LLC	Delaware
Northern Tier Energy GP LLC	Delaware
Northern Tier Energy LLC	Delaware
Northern Tier Energy LP	Delaware
Northern Tier Finance Corporation	Delaware
Northern Tier Oil Transport LLC	Delaware
Northern Tier Retail Holdings LLC	Delaware
Northern Tier Retail LLC	Delaware
NT InterHoldCo LLC	Delaware
QEP Field Services LLC	Delaware
QEP Midstream Partners Operating LLC	Delaware
San Juan Refining Company, LLC	New Mexico
St. Paul Park Refining Co. LLC	Delaware
SuperAmerica Franchising LLC	Delaware
Tesoro Alaska Company LLC	Delaware
Tesoro Companies, Inc.	Delaware
Tesoro High Plains Pipeline Company LLC	Delaware
Tesoro Logistics GP, LLC	Delaware
Tesoro Logistics Operations LLC	Delaware
Tesoro Refining & Marketing Company LLC	Delaware
Western Acquisition Holdings, LLC	Delaware
Western Refining Company, L.P.	Delaware

Western Refining GP, LLC	Delaware
Western Refining Logistics GP, LLC	Delaware
Western Refining Logistics, LP	Delaware
Western Refining LP, LLC	Delaware
Western Refining Pipeline, LLC	New Mexico
Western Refining Product Transport, LLC	Delaware
Western Refining Retail, LLC	Delaware
Western Refining Southwest, Inc.	Arizona
Western Refining Terminals, LLC	Delaware
Western Refining Texas Retail Services, LLC	Texas
Western Refining TRS I, LLC	Texas
Western Refining TRS II, LLC	Texas
Western Refining Wholesale, LLC	Delaware
Western Refining Yorktown Holding Company	Delaware
Western Refining Yorktown, Inc.	Delaware
Western Refining, Inc.	Delaware
Wingate-Gallup Pipeline, LLC	Delaware
WNRL Energy GP, LLC	Delaware
WNRL Energy, LLC	Delaware
WNRL Finance Corp.	Delaware
York River Fuels, LLC	Delaware